EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-166307, 333-172204 and 333-174929 on Forms S-3 of Cereplast, Inc. of our report dated April 13, 2012, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Cereplast, Inc. for the year ended December 31, 2011.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

April 16, 2012